EX-16 FORMER ACCOUNTANTS LETTER


August 9, 2001


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

Re:      Equity Technologies & Resources, Inc.
         Commission File Number: 33-20582

We were previously the independent accountants for the Company and on April 14, 2001, we reported on the financial statements of the Company for the years ended December 31, 2000 and 1999.

We have read Item 4 of the Current Report on Form 8-K of Equity Technologies & Resources, Inc. dated August 9, 2001 and we agree with the statements contained therein as they related to our firm.

Very truly yours,



HJ & Associates, LLC
Certified Public Accountants